UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

Vivani Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36747	02-0692322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 S. Loop Road

Alameda, California 94502

(Address of principal executive offices, including zip code)

(415) 506-8462

(Telephone number, including area code, of agent for service)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VANI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2024, Vivani Medical, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”), under which the Company may offer and sell, from time to time at its sole discretion, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $75.0 million through Jefferies as its sales agent. Also on April 22, 2024, the Company filed a Registration Statement on Form S-3, including a sales agreement prospectus relating to the offering of up to $75.0 million shares of its Common Stock in accordance with the Agreement.

The Company may sell the Common Stock under the Agreement (A) in privately negotiated transactions; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Capital Market or sales made into any other existing trading market for the shares of Common Stock. Jefferies will use commercially reasonable efforts to place the shares of Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Jefferies a commission of up to three percent (3.0%) of the gross sales proceeds of any Common Stock sold through Jefferies under the Agreement, and also has provided Jefferies with customary indemnification rights. In addition, the Company has agreed to reimburse certain legal expenses and fees incurred by Jefferies in connection with the offering.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.2 to the Registration Statement on Form S-3 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Open Market Sale AgreementSM by and between the Company and Jefferies LLC, dated April 22, 2024 (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 filed on April 22, 2024)

5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-3 filed on April 22, 2024)

5.2	Opinion of Goodwin Procter LLP relating to sales agreement prospectus (incorporated by reference to Exhibit 5.2 of the Company’s Registration Statement on Form S-3 filed on April 22, 2024).

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVANI MEDICAL, INC.

Date: April 22, 2024	By:	/s/ Brigid A. Makes
	Name:	Brigid A. Makes
	Title:	Chief Financial Officer